Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES SECOND QUARTER FISCAL YEAR 2008 RESULTS

RUTLAND, VERMONT (December 5, 2007) – Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling, and resource management services company, today reported financial results for the second quarter of its 2008 fiscal year.

Second Quarter Financial Results

For the quarter ended October 31, 2007, the company reported revenues of $151.4 million, up $8.9 million, or 6.2 percent over the same quarter last year. The company’s net income available to common shareholders was $2.8 million, or $0.11 per common share, compared to net income of $1.5 million, or $0.06 per share in the same quarter last year. Operating income for the quarter was $15.3 million, up $0.7 million over the same quarter last year. Cash provided by operating activities in the quarter was $15.8 million, down $5.4 million compared to the same quarter last year. The company’s earnings before interest, taxes, depreciation and amortization (EBITDA)* was $35.5 million, up $1.8 million, or 5.3 percent from the same quarter last year.

The after-tax loss from discontinued operations of $0.3 million includes the divestiture of the Buffalo, NY transfer station, hauling operation and related equipment in the second quarter of fiscal 2008 and the divestiture of the Holliston transfer station in the fourth quarter of fiscal 2007. The after-tax loss on the disposal of discontinued operations for the divestiture of the Buffalo operations was $0.4 million. Excluding these non-recurring charges, the net income for the quarter amounted to $3.5 million, or $0.14 per common share.

The company said its GreenFiber unit continues to be severely impacted by the slowdown in the housing market. GreenFiber’s net income was down $4.2 million compared to the same quarter last year, resulting in an after tax impact for the company’s 50% ownership of negative $0.05 per share.

The second quarter of fiscal 2007 included the final accounting for the completion of the Brockton landfill closure project. The adjustments included the reversing of deferred revenues at Brockton adding $2.1 million of revenue, partially offset by capping and closure accruals, resulting in operating income of $0.7 million and EBITDA of $1.7 million. Excluding this one-time gain in the second quarter last year, EBITDA was up $3.5 million or 10.9 percent over the same quarter last year.

Six Months Financial Results

For the six months ended October 31, 2007, the Company reported revenues of $301.4 million. The Company’s net income per common share was $0.18. Operating income for the six month period was $29.1 million. Cash provided by operating activities for the period was $35.7 million. The Company’s EBITDA was $69.3 million for the six month period.

Highlights of the Quarter

“During the second quarter we made great progress towards the development, operations, and divestiture goals that we outlined early this fiscal year,” John W. Casella, chairman and chief executive officer, said. “Our people are committed to achieving this plan, which focuses on cost reductions and profitable revenue growth, to increase shareholder returns and generate free cash flow to repay debt.”

“The most notable achievements during the quarter were the 151,200 ton per year permit expansion at the Hakes landfill; the 305,700 ton per year permit expansion at the Ontario landfill; and the substantial completion of our divestiture program with the sale of the non-strategic Buffalo operations,” Casella said. “With the annual permit expansions at the Hakes and Ontario landfills, we have achieved roughly one-half of our targeted goal to increase annual landfill capacity.”

 “The economy remains quite soft in the northeastern U.S.,” Casella said. “Our pricing programs and robust commodity pricing, along with our efforts to reduce costs through increased productivity, realigning markets, and more efficient purchasing, have helped to offset much of the economic drag.”

Company’s Chief Financial Officer to Retire in January 2008

The Company announced today that Richard A. Norris, the company’s senior vice president, chief financial officer & treasurer, has advised the company that he plans to retire in January of 2008. Mr. Norris will continue to work with the company on a consulting basis to ensure a successful transition.

“Over the past seven and a half years Richard has built a first-class financial organization and his contributions will continue long after his retirement,” Casella said. “Richard’s intelligence, ethics, and commitment to our people and our shareholders symbolize our company’s culture and will endure with the talented finance team at Casella.”

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose free cash flow and earnings before interest, taxes, depreciation and amortization (EBITDA), which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of companies in the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies in the solid waste industry, and assist investors in measuring our ability to meet capital expenditure and working capital requirements. For these reasons we utilize these non- GAAP metrics to measure our performance at all levels. These measures do not represent, and should not be considered as alternatives to cash provided by operating activities as determined in accordance with GAAP. Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

Casella Waste Systems, headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services primarily in the eastern United States.

For further information, contact Richard Norris, chief financial officer; Ned Coletta, director of investor relations at (802) 775-0325, or visit the Company’s website at http://www.casella.com.

The Company will host a conference call to discuss these results on Thursday, December 6, 2007 at 10:00 a.m. ET. Individuals interested in participating in the call should dial (888) 349-9587 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://www.casella.com and follow the appropriate link to the webcast. A replay of the call will be available on the company’s website, or by calling (719) 457-0820 or (888) 203-1112 (conference code #2977424), until 11:59 p.m. ET on Thursday, December 13, 2007.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as the Company “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “would,” “intends,” “estimates” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: we may be unable to reduce costs sufficiently to achieve estimated EBITDA and other targets; anticipated revenue may not materialize; landfill operations and permit status may be affected by factors outside our control, continuing weakness in general economic conditions and poor weather conditions may affect our revenues; we may be required to incur capital expenditures in excess of our estimates; and fluctuations in the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2007. We do not necessarily intend to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except amounts per share)

	Three Months Ended		Six Months Ended
	October 31,	October 31,	October 31,	October 31,
	2006	2007	2006	2007

Revenues	$142,505	$151,395	$280,798	$301,440

Operating expenses:
Cost of operations (1) (2)	89,890	96,928	181,199	195,075
General and administration (1)	18,944	18,996	39,361	37,110
Depreciation and amortization	19,048	20,174	36,743	40,123
	127,882	136,098	257,303	272,308

Operating income	14,623	15,297	23,495	29,132

Other expense/(income), net:
Interest expense, net (3)	9,276	10,872	18,267	21,571
Loss (income) from equity method investments	(867)	1,487	(990)	3,638
Other (income) expense (2)	(248)	35	(302)	(2,361)
	8,161	12,394	16,975	22,848

Income from continuing operations before income taxes and discontinued operations	6,462	2,903	6,520	6,284
Provision (benefit) for income taxes	3,726	(638)	3,394	464

Income from continuing operations before discontinued operations	2,736	3,541	3,126	5,820

Discontinued Operations:
Loss from discontinued operations, net of income taxes (4) (5)	(346)	(274)	(790)	(811)
Loss on disposal of discontinued operations, net of income taxes (5)	—	(437)	—	(437)

Net income	2,390	2,830	2,336	4,572

Preferred stock dividend	892	—	1,772	—

Net income available to common stockholders	$1,498	$2,830	$564	$4,572

Common stock and common stock equivalent shares outstanding, assuming full dilution	25,510	25,652	25,667	25,592

Net income per common share	$0.06	$0.11	$0.02	$0.18

EBITDA (6)	$33,671	$35,471	$60,238	$69,255

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	April 30,	October 31,
	2007	2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$12,366	$2,168
Restricted cash	73	94
Accounts receivable - trade, net of allowance for doubtful accounts	61,246	65,879
Other current assets	21,115	30,486
Total current assets	94,800	98,627

Property, plant and equipment, net of accumulated depreciation	483,277	487,034
Goodwill	171,735	171,336
Intangible assets, net	2,217	1,923
Restricted cash	12,734	13,078
Investments in unconsolidated entities	49,969	46,533
Other non-current assets	19,361	13,515

Total assets	$834,093	$832,046

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$1,215	$2,067
Current maturities of capital lease obligations	1,104	827
Series A redeemable, convertible preferred stock (3)	74,018	—
Accounts payable	51,440	48,396
Other accrued liabilities	60,375	58,316
Total current liabilities	188,152	109,606

Long-term debt, less current maturities	476,225	547,751
Capital lease obligations, less current maturities	650	379
Other long-term liabilities	39,570	38,516

Stockholders’ equity	129,496	135,794

Total liabilities and stockholders’ equity	$834,093	$832,046

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

	Six Months Ended
	October 31,	October 31,
	2006	2007
Cash Flows from Operating Activities:
Net income	$2,336	$4,572
Loss from discontinued operations, net	790	811
Loss on disposal of discontinued operations, net	—	437
Adjustments to reconcile net income (loss) to net cash provided by operating activities - Depreciation and amortization	36,743	40,123
Depletion of landfill operating lease obligations	3,861	3,348
Income from assets under contractual obligation (2)	—	(1,367)
Preferred stock dividend	—	1,038
Maine Energy settlement	—	(2,142)
Loss (income) from equity method investments	(990)	3,638
Gain on sale of equipment	(439)	(418)
Stock-based compensation	321	505
Excess tax benefit on the exercise of stock options	(141)	(16)
Deferred income taxes	1,077	691
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(3,269)	(15,582)
	37,163	29,818
Net Cash Provided by Operating Activities	40,289	35,638
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(1,034)	(93)
Additions to property, plant and equipment - growth	(18,220)	(7,965)
- maintenance	(41,183)	(35,025)
Payments on landfill operating lease contracts	(2,033)	(2,413)
Restricted cash from revenue bond issuance	5,535	—
Other	858	2,554
Net Cash Used In Investing Activities	(56,077)	(42,942)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	188,900	221,605
Principal payments on long-term debt	(171,097)	(149,775)
Redemption of Series A redeemable, convertible preferred stock	—	(75,057)
Proceeds from exercise of stock options	900	286
Excess tax benefit on the exercise of stock options	141	16
Net Cash (Used in) Provided by Financing Activities	18,844	(2,925)
Cash Provided by (Used in) Discontinued Operations	(1,741)	31
Net increase in cash and cash equivalents	1,315	(10,198)
Cash and cash equivalents, beginning of period	7,429	12,366
Cash and cash equivalents, end of period	$8,744	$2,168

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

Unaudited

(In thousands)

Note 1:     The Company has made reclassifications in the Company’s Statements of Operations to conform prior year information with the Company’s current period presentation. During the fourth quarter of fiscal year 2007, the Company began recording personnel costs associated with engineering and permitting activities as a cost of operations where previously these costs had been recorded as general and administration. This resulted in costs reclassified amounting to $458 and $924 for the three months and six months ended October 31, 2006, respectively.

Note 2:     The Company has made reclassifications in the Company’s Consolidated Statements of Operations and Consolidated Statements of Cash Flows to conform information for six months ended October 31, 2007 to the Company’s current period presentation. During the quarter ended October 31, 2007, the Company began classifying income from assets under contractual obligation as a component of operating income where previously this income had been recorded as other income. This resulted in income reclassified amounting to $738 for the six months ended October 31, 2007.

Note 3:      The Company’s Series A redeemable, convertible preferred stock (“Series A preferred) contained a mandatory redemption provision effective August 11, 2007. As the Company did not anticipate that the Series A preferred would be converted to Class A Common Stock by the redemption date, the Company reflected the redemption value of the Series A preferred as a current liability at April 30, 2007. Consistent with this presentation, the Company has recorded the Series A preferred dividend as interest expense in the three and six months ended October 31, 2007. The Series A preferred was redeemed effective August 11, 2007 at an aggregate redemption price of $75,057.

Note 4:     The company divested the assets of the Holliston Transfer Station (“Holliston Transfer”) during the quarter ended April 30, 2007. The transaction required discontinued operations treatment under SFAS No. 144, therefore the operating results of Holliston Transfer have been reclassified from continuing to discontinued operations for the three and six months ended October 31, 2006.

Note 5:     The company divested its Buffalo, N.Y. transfer station, hauling operation and related equipment during the quarter ended October 31, 2007. The transaction required discontinued operations treatment under SFAS No. 144, therefore the operating results of these operations have been reclassified from continuing to discontinued operations for the three and six months ended October 31, 2006 and 2007.

Note 6:     Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose EBITDA (earnings before interest, taxes and depreciation and amortization) and Free Cash Flow, which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies within the industry, and assist investors in measuring our ability to meet capital expenditure and working capital requirements. For these reasons, we utilize these non-GAAP metrics to measure our performance at all levels. These measures do not represent, and should not be considered as alternatives to net cash provided by operating activities as determined in accordance with GAAP. Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

Following is a reconciliation of EBITDA to Net Cash Provided by Operating Activities:

	Three Months Ended		Six Months Ended
	October 31,	October 31,	October 31,	October 31,
	2006	2007	2006	2007

Net Cash Provided by Operating Activities	$21,168	$15,771	$40,289	$35,638

Changes in assets and liabilities, net of effects of acquisitions and divestitures	3,847	10,337	3,269	15,582
Deferred income taxes	(2,212)	165	(1,077)	(691)
Stock-based compensation	(187)	(289)	(321)	(505)
Excess tax benefit on the exercise of stock options	—	16	141	16
Provision (benefit) for income taxes	3,726	(638)	3,394	464
Interest expense, net	9,276	10,872	18,267	21,571
Preferred stock dividend	—	(113)	—	(1,038)
Depletion of landfill operating lease obligations	(1,937)	(1,491)	(3,861)	(3,348)
Income from assets under contractual obligations	—	629	—	1,367
Gain on sale of equipment	183	177	439	418
Other income	(193)	35	(302)	(219)
EBITDA	$33,671	$35,471	$60,238	$69,255

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

Unaudited

(In thousands)

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

		Three Months Ended		Six Months Ended
		October 31,	October 31,	October 31,	October 31,
		2006	2007	2006	2007

EBITDA		$33,671	$35,471	$60,238	$69,255
Add (deduct):	Cash interest	(12,460)	(14,558)	(15,579)	(19,326)
	Capital expenditures	(27,389)	(20,642)	(59,403)	(42,990)
	Cash taxes	(936)	(1,459)	(1,592)	(1,770)
	Depletion of landfill operating lease obligations	1,937	1,491	3,861	3,348
	Change in working capital, adjusted for non-cash items	(1,164)	(1,936)	(5,145)	(9,881)

FREE CASH FLOW		(6,341)	(1,633)	(17,620)	(1,364)

Add (deduct):	Capital expenditures	27,389	20,642	59,403	42,990
	Other	120	(3,238)	(1,494)	(5,988)
Net Cash Provided by Operating Activities		$21,168	$15,771	$40,289	$35,638

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of the Company’s total revenues attributable to services provided are as follows:

	Three Months Ended October 31,		Six Months Ended October 31,
	2006	2007	2006	2007
Collection	$68,539	$69,178	$136,852	$138,331
Landfill / disposal facilities	30,031	28,966	58,407	58,169
Transfer	6,559	7,691	13,826	15,038
Recycling	37,376	45,560	71,713	89,902
Total revenues	$142,505	$151,395	$280,798	$301,440

Components of revenue growth for the three months ended October 31, 2007 compared to the three months ended October 31, 2006:

		Percentage
Solid Waste Operations (1)	Price	0.1%
	Volume	-0.9%
	Solid waste commodity price and volume	0.4%
Total growth - Solid Waste Operations		-0.4%

FCR Operations (1)	Price	26.2%
	Volume	2.6%
Total growth - FCR Operations		28.8%

Rollover effect of acquisitions (as a percentage of total revenues)		0.4%

Total revenue growth		6.2%

(1) - Calculated as a percentage of segment revenues.

Solid Waste Internalization Rates by Region:

	Three Months Ended October 31,		Six Months Ended October 31,
	2006 (1)	2007	2006 (1)	2007
North Eastern region	57.8%	61.6%	57.6%	59.0%
South Eastern region	29.7%	29.8%	28.4%	28.0%
Central region	76.2%	82.8%	77.6%	79.0%
Western region	57.1%	60.0%	57.4%	60.5%
Solid Waste internalization	58.5%	62.1%	58.6%	60.2%

(1)  Internalization rates for the three and six months ended October 31, 2006 have been revised to exclude the activity associated with the Holliston Transfer Station as well as Buffalo Hauling and Buffalo Transfer . The Company divested the assets of the Holliston Transfer Starion during the quarter ended April 30, 2007. The Company divested the Buffalo operations during the quarter ended October 31, 2007.

US GreenFiber (50% owned) Financial Statistics:

	Three Months Ended October 31,		Six Months Ended October 31,
	2006	2007	2006	2007
Revenues	$52,094	$41,995	$96,490	$75,494
Net Income	2,370	(1,816)	2,784	(5,409)
Cash flow from operations	1,619	3,580	9,798	3,580
Net working capital changes	(3,544)	2,481	1,936	3,231
EBITDA	$5,163	$1,099	$7,862	$349

As a percentage of revenue:

Net income	4.5%	-4.3%	2.9%	-7.2%
EBITDA	9.9%	2.6%	8.1%	0.5%

Components of Growth versus Maintenance Capital Expenditures (1):

	Three Months Ended October 31,		Six Months Ended October 31,
	2006	2007	2006	2007
Growth Capital Expenditures:
Landfill Development	$5,461	$—	$11,483	$5,123
MRF Equipment Upgrades	2,412	194	3,257	329
Other	1,859	1,141	3,480	2,513
Total Growth Capital Expenditures	9,732	1,335	18,220	7,965

Maintenance Capital Expenditures:
Vehicles, Machinery / Equipment and Containers	4,941	3,484	18,514	8,151
Landfill Construction & Equipment	11,474	11,366	19,551	20,722
Facilities	982	3,940	2,021	5,253
Other	260	517	1,097	899
Total Maintenance Capital Expenditures	17,657	19,307	41,183	35,025

Total Capital Expenditures	$27,389	$20,642	$59,403	$42,990

(1) The Company’s capital expenditures are broadly defined as pertaining to either growth or maintenance activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of new business as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities. Growth capital expenditures also include those outlays associated with acquiring landfill operating leases, which do not meet the operating lease payment definition, but which were included as a commitment in the successful bid. Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals and replacement costs for equipment due to age or obsolescence.